UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 23, 2004

(Date of Report)

UGI Corporation on behalf of

UGI HVAC Enterprises, Inc. Savings Plan

UGI Utilities, Inc. Savings Plan

AmeriGas Propane, Inc. Savings Plan

(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 N. Gulph Road

King of Prussia, Pennsylvania 19406

(Address of principal executive offices) (Zip Code)

(610) 337-1000

(Registrant’s telephone number, including area code)

Item 4.	Changes in Registrant’s Certifying Accountant.

UGI HVAC Enterprises, Inc. Savings Plan, UGI Utilities, Inc. Savings Plan and AmeriGas Propane, Inc. Savings Plan (each a “Plan” and collectively, the “Plans”) (i) approved the dismissal of PricewaterhouseCoopers LLP (“PWC”) as the independent public accountants for each Plan on April 23, 2004 and (ii) engaged Cogen Sklar LLP to serve as the independent public accountants for each Plan for the fiscal year ending December 31, 2003, effective April 29, 2004. The Audit Committee of the Board of Directors of UGI Corporation, the issuer of certain of the securities offered by each Plan, approved the change in independent public accountants.

PWC’s reports on the Plans’ financial statements for each of the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audits of the financial statements of the Plans as of December 31, 2002 and 2001 and for the years then ended and through April 23, 2004, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure relating to the financial statements of any of the Plans which, if not resolved to PWC’s satisfaction, would have caused them to make reference to the subject matter in connection with their reports on each Plan’s financial statements for such years.

As of December 31, 2002 and 2001 and for the years then ended and through April 23, 2004, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Plans have provided PWC a copy of the foregoing disclosures. Attached hereto as Exhibit 16.1 is a copy of PWC’s letter, dated April 30, 2004, stating its agreement with such statements.

During the years ended December 31, 2002 and 2001 and through April 23, 2004, the Plans did not consult with Cogen Sklar LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Plans’ financial statements or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Exhibits.

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated April 30, 2004, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI HVAC Enterprises, Inc. Savings Plan

By:	/s/ Robert W. Krick

Robert W. Krick, Treasurer of UGI HVAC Enterprises, Inc.

UGI Utilities, Inc. Savings Plan

By:	/s/ Robert W. Krick

Robert W. Krick, Assistant Treasurer of UGI Utilities, Inc.

AmeriGas Propane, Inc. Savings Plan

By:	/s/ Carol A. Guinan

Carol A. Guinan, Director of Benefits of AmeriGas Propane, Inc.

Date: April 30, 2004

EXHIBIT INDEX

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated April 30, 2004, filed herewith.